News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale,  CA 91201-2349

psbusinessparks.com

For Release:	Immediately
Date:	February 16, 2016
Contact:	Edward A. Stokx
(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Fourth Quarter Ended December 31, 2015 and Increases Quarterly Common Dividend by 25.0% to $0.75 Per Share

GLENDALE, California—PS Business Parks, Inc. (NYSE:PSB) reported operating results for the fourth quarter ended December 31, 2015.

Funds from operations (“FFO”), as adjusted, were $45.1 million, or $1.31 per share for the three months ended December 31, 2015, an increase of $5.8 million, or 14.8%, from the three months ended December 31, 2014 of $39.3 million, or $1.15 per share.   FFO was $166.7 million, or $4.83 per share for the year ended December 31, 2015, an increase of $4.2 million, or 2.6%, from the year ended December 31, 2014 of $162.5 million, or $4.73 per share. The three month and full year increases in FFO were due to an increase in net operating income (“NOI”) and savings from preferred distributions relating to the redemption of preferred equity partially offset by the impact of assets sold.

In order to provide meaningful period-to-period comparisons of FFO derived from the Company’s ongoing business operations, the following table reconciles reported FFO to adjusted FFO for the three months and years ended December 31, 2015 and 2014:

	For the Three Months			For the Years
	Ended December 31,			Ended December 31,
	2015	2014	Change	2015	2014	Change
FFO per share, as reported	$1.31	$1.14	14.9%	$4.76	$4.72	0.8%
Acquisition transaction costs	—	0.01		—	0.01
Non-cash distributions related to redemption
of preferred equity	—	—		0.07	—
FFO per share, as adjusted	$1.31	$1.15	13.9%	$4.83	$4.73	2.1%

The table above reflects an adjustment to FFO for non-cash distributions reported in connection with the October 15, 2015 redemption of Cumulative Preferred Stock, Series R, of $2.5 million, or $0.07, per above.  Acquisition transaction costs were $226,000 and $350,000 for the three months and year ended December 31, 2014.

Same Park NOI increased $2.8 million, or 4.8%, for the three months ended December 31, 2015 and $9.6 million, or 4.2%, for the year ended December 31, 2015 compared to the same periods in 2014.  The increases in NOI were driven by improving occupancy and rental rates as rental income increased $3.4 million, or 4.0%, from $84.5 million for the three months ended December 31, 2014 to $87.8 million for the three months ended December 31, 2015. Same Park rental income increased $10.7 million, or 3.2%, from $335.2 million for the year ended December 31, 2014 to $345.9 million for the year ended December 31, 2015.

Non-Same Park NOI increased $2.0 million, or 87.6%, for the three months ended December 31, 2015 and $6.8 million, or 81.9%, for the year ended December 31, 2015 compared to the same periods in 2014 as a result of an increase in occupancy and the acquisition of additional parks during the latter half of 2014.

Net income allocable to common shareholders decreased $67.2 million, or 81.9%, from $82.1 million, or $3.04 per share, for the three months ended December 31, 2014 to $14.9 million, or $0.55 per share, for the three months ended December 31, 2015.   Net income allocable to common shareholders decreased $44.9 million, or 39.6%, from $113.2 million, or $4.19 per share, for the year ended December 31, 2014 to $68.3 million, or $2.52 per share, for the year ended December 31, 2015.  These decreases were primarily due to the gain on sale of real estate facilities of $92.4 million for the fourth quarter of 2014.

All per share amounts noted above are presented on a diluted basis.

Property Operations

To evaluate the performance of the Company’s portfolio over comparable periods, management analyzes the operating performance of properties owned and operated throughout both periods (herein referred to as “Same Park”).  The Same Park portfolio includes all operating properties acquired prior to January 1, 2013.   Operating properties acquired subsequently are referred to as “Non-Same Park.” For the three months and years ended December 31, 2015 and 2014, the Same Park facilities constitute 25.8 million rentable square feet, representing 92.1% of the 28.0 million square feet in the Company’s total portfolio as of December 31, 2015.

The following table presents the operating results of the Company’s properties for the three months and years ended December 31, 2015 and 2014 in addition to other income and expense items affecting net income (unaudited, in thousands, except per square foot amounts):

	For the Three Months			For the Years
	Ended December 31,			Ended December 31,
	2015	2014	Change	2015	2014	Change
Rental income:
Same Park (25.8 million rentable square feet)	$87,839	$84,452	4.0%	$345,932	$335,206	3.2%
Non-Same Park (2.2 million rentable square feet)	6,711	4,450	50.8%	24,492	16,088	52.2%
Total rental income	94,550	88,902	6.4%	370,424	351,294	5.4%
Cost of operations:
Same Park	25,868	25,305	2.2%	108,185	107,032	1.1%
Non-Same Park	2,430	2,168	12.1%	9,327	7,753	20.3%
Total cost of operations	28,298	27,473	3.0%	117,512	114,785	2.4%
Net operating income (1):
Same Park	61,971	59,147	4.8%	237,747	228,174	4.2%
Non-Same Park	4,281	2,282	87.6%	15,165	8,335	81.9%
Total net operating income	66,252	61,429	7.9%	252,912	236,509	6.9%
Other:
Net operating income from sold assets (2)	—	1,394	(100.0%)	1,469	14,998	(90.2%)
LTEIP amortization (3):
Cost of operations	(675)	(792)	(14.8%)	(2,470)	(2,623)	(5.8%)
General and administrative	(1,383)	(1,505)	(8.1%)	(5,766)	(4,802)	20.1%
Facility management fees	130	165	(21.2%)	540	660	(18.2%)
Other income and expense	(3,117)	(3,277)	(4.9%)	(12,740)	(13,221)	(3.6%)
Depreciation and amortization	(26,151)	(26,810)	(2.5%)	(105,394)	(110,357)	(4.5%)
General and administrative	(2,027)	(3,206)	(36.8%)	(7,816)	(8,837)	(11.6%)
Gain on sale of real estate facilities	—	92,373	(100.0%)	28,235	92,373	(69.4%)
Net income	$33,029	$119,771	(72.4%)	$148,970	$204,700	(27.2%)
Same Park gross margin (4)	70.6%	70.0%	0.9%	68.7%	68.1%	0.9%
Same Park weighted average occupancy	94.4%	93.5%	1.0%	93.5%	92.5%	1.1%
Non-Same Park weighted average occupancy	92.5%	72.7%	27.2%	85.3%	73.3%	16.4%
Same Park annualized realized rent per square foot (5)	$14.45	$14.03	3.0%	$14.37	$14.06	2.2%

(1)NOI is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company’s calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles (“GAAP”).

(2)Represents NOI from sold assets in 2014 and 2015. These assets generated rental income of $2.4 million for the three months ended December 31, 2014.  Rental income was $2.7 million and $25.0 million for the years ended December 31, 2015 and December 31, 2014, respectively.  These assets also had cost of operations of $1.0 million for the three months ended December 31, 2014.  Cost of operations was $1.2 million and $10.0 million for the years ended December 31, 2015 and 2014, respectively.

(3)Senior Management Long-Term Equity Incentive Plan (“LTEIP”).

(4)Computed by dividing Same Park NOI by Same Park rental income.

(5)Represents the annualized Same Park rental income earned per occupied square foot.

Highgate Development, Tysons, Virginia

The Company previously entered into a joint venture, in which it has a 95.0% economic interest, with a real estate development company for the purpose of developing a 395-unit multi-family building on a five-acre parcel within its Westpark Business Park in Tysons, Virginia.  In October, 2015, the Company contributed the property to the joint venture and commenced demolition and site preparation.  As of December 31, 2015, the Company’s investment in the unconsolidated joint venture is $26.7 million.

Financial Condition

The following are key financial ratios with respect to the Company’s leverage as of and for the three months ended December 31, 2015:

Ratio of FFO to fixed charges (1)	17.2x

Ratio of FFO to fixed charges and preferred distributions (1)	3.5x

Debt and preferred equity to total market capitalization (based on
common stock price of $87.43 at December 31, 2015)	28.0%

Available balance under the $250.0 million unsecured credit facility at December 31, 2015	$250.0 million

(1)Fixed charges include interest expense and capitalized interest totaling  $3.6 million.

Distributions Declared

On February 16, 2016,  the Board of Directors declared a quarterly dividend of $0.75 per common share, an increase of 25.0% from $0.60 per common share.  Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable on March  31, 2016 to shareholders of record on March 16, 2016.

Series	Dividend Rate	Dividend Declared

Series S	6.450%	$0.403125
Series T	6.000%	$0.375000
Series U	5.750%	$0.359375
Series V	5.700%	$0.356250

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily multi-tenant flex, office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of December 31, 2015,  the Company wholly owned 28.0 million rentable square feet with approximately 4,900 customers in six states.

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the fourth quarter operating results, is available on the Company’s website at psbusinessparks.com.

A conference call is scheduled for Wednesday,  February 17, 2016, at 10:00 a.m. (PST) to discuss the fourth quarter results. The toll free number is (888) 299-3246; the conference ID is 61552092. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through February 24, 2016 at (855) 859-2056. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31,	December 31,
	2015	2014
	(Unaudited)
ASSETS

Cash and cash equivalents	$188,912	$152,467

Real estate facilities, at cost:
Land	793,569	793,569
Buildings and improvements	2,215,515	2,182,993
	3,009,084	2,976,562
Accumulated depreciation	(1,082,603)	(991,497)
	1,926,481	1,985,065
Properties held for disposition, net	—	25,937
Land and building held for development	6,081	24,442
	1,932,562	2,035,444
Investment in unconsolidated joint venture	26,736	—
Rent receivable, net	2,234	2,838
Deferred rent receivable, net	28,327	26,050
Other assets	7,887	10,315

Total assets	$2,186,658	$2,227,114

LIABILITIES AND EQUITY

Accrued and other liabilities	$76,059	$68,905
Mortgage note payable	250,000	250,000
Total liabilities	326,059	318,905

Commitments and contingencies

Equity:
PS Business Parks, Inc.’s shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized,
36,800 and 39,800 shares issued and outstanding at
December 31, 2015 and 2014, respectively	920,000	995,000
Common stock, $0.01 par value, 100,000,000 shares authorized,
27,034,073 and 26,919,161 shares issued and outstanding at
December 31, 2015 and 2014, respectively	269	268
Paid-in capital	722,009	709,008
Cumulative net income	1,375,421	1,244,946
Cumulative distributions	(1,357,203)	(1,235,941)
Total PS Business Parks, Inc.’s shareholders’ equity	1,660,496	1,713,281

Noncontrolling interests:
Common units	200,103	194,928
Total noncontrolling interests	200,103	194,928
Total equity	1,860,599	1,908,209

Total liabilities and equity	$2,186,658	$2,227,114

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	For the Three Months		For the Years
	Ended December 31,		Ended December 31,
	2015	2014	2015	2014
Revenues:
Rental income	$94,550	$91,321	$373,135	$376,255
Facility management fees	130	165	540	660
Total operating revenues	94,680	91,486	373,675	376,915
Expenses:
Cost of operations	28,973	29,290	121,224	127,371
Depreciation and amortization	26,151	26,810	105,394	110,357
General and administrative	3,410	4,711	13,582	13,639
Total operating expenses	58,534	60,811	240,200	251,367
Other income and (expense):
Interest and other income	184	125	590	372
Interest and other expense	(3,301)	(3,402)	(13,330)	(13,593)
Total other income and (expense)	(3,117)	(3,277)	(12,740)	(13,221)

Gain on sale of real estate facilities	—	92,373	28,235	92,373

Net income	$33,029	$119,771	$148,970	$204,700

Net income allocation:
Net income allocable to noncontrolling interests:
Noncontrolling interests—common units	$4,029	$22,288	$18,495	$30,729
Total net income allocable to noncontrolling interests	4,029	22,288	18,495	30,729
Net income allocable to PS Business Parks, Inc.:
Preferred shareholders	14,032	15,122	61,885	60,488
Restricted stock unit holders	62	230	299	329
Common shareholders	14,906	82,131	68,291	113,154
Total net income allocable to PS Business Parks, Inc.	29,000	97,483	130,475	173,971
	$33,029	$119,771	$148,970	$204,700

Net income per common share:
Basic	$0.55	$3.05	$2.53	$4.21
Diluted	$0.55	$3.04	$2.52	$4.19

Weighted average common shares outstanding:
Basic	27,022	26,919	26,973	26,899
Diluted	27,096	27,012	27,051	27,000

PS BUSINESS PARKS, INC.

Computation of Diluted Funds from Operations and Funds Available for Distribution

(Unaudited, in thousands, except per share amounts)

	For the Three Months		For the Years
	Ended December 31,		Ended December 31,
	2015	2014	2015	2014
Computation of Diluted Funds From Operations (1):

Net income allocable to common shareholders	$14,906	$82,131	$68,291	$113,154
Adjustments:
Gain on sale of real estate facilities	—	(92,373)	(28,235)	(92,373)
Depreciation and amortization	26,151	26,810	105,394	110,357
Net income allocable to noncontrolling
interests—common units	4,029	22,288	18,495	30,729
Net income allocable to restricted stock unit holders	62	230	299	329
FFO allocable to common and dilutive shares	$45,148	$39,086	$164,244	$162,196

Weighted average common shares outstanding	27,022	26,919	26,973	26,899
Weighted average common OP units outstanding	7,305	7,305	7,305	7,305
Weighted average restricted stock units outstanding	165	83	130	69
Weighted average common share equivalents outstanding	74	93	78	101
Total common and dilutive shares	34,566	34,400	34,486	34,374

Net income per common share—diluted	$0.55	$3.04	$2.52	$4.19
Depreciation and amortization (2)	0.76	0.78	3.06	3.21
Gain on sale of real estate facilities (2)	—	(2.68)	(0.82)	(2.68)
FFO per common and dilutive share, as reported (2)	$1.31	$1.14	$4.76	$4.72

Computation of Funds Available for Distribution ("FAD") (3):

FFO allocable to common and dilutive shares	$45,148	$39,086	$164,244	$162,196

Adjustments:
Recurring capital improvements	(1,148)	(1,172)	(8,136)	(8,664)
Tenant improvements	(4,211)	(8,090)	(22,705)	(27,824)
Lease commissions	(2,408)	(2,403)	(9,005)	(10,684)
Straight-line rent	(356)	(759)	(3,065)	(3,003)
Non-cash stock compensation expense	238	1,166	1,009	2,154
Long-term equity incentive amortization	2,058	2,297	8,236	7,425
In-place lease adjustment	(247)	(229)	(1,251)	(901)
Tenant improvement reimbursements, net of lease incentives	(443)	(385)	(1,861)	(1,580)
Capitalized interest	(346)	(247)	(1,159)	(944)
Non-cash distributions related to the redemption of
preferred equity	—	—	2,487	—
FAD	$38,285	$29,264	$128,794	$118,175

Distributions to common and dilutive shares	$20,671	$17,149	$75,698	$68,557

Distribution payout ratio	54.0%	58.6%	58.8%	58.0%

(1)FFO is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization,  gains or losses on asset dispositions, net income allocable to noncontrolling interests—common units, net income allocable to restricted stock unit holders, impairment charges and nonrecurring items. FFO should be analyzed in conjunction with net income. However, FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations. Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies.

(2)Per share amounts are computed using additional dilutive shares related to noncontrolling interests and restricted stock units.

(3)FAD is computed by adjusting consolidated FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, in-place lease adjustment, amortization of lease incentives and tenant improvement reimbursements, capitalized interest and the effect of redemption/repurchase of preferred equity.  Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT.  FAD does not represent net income or cash flow from operations as defined by GAAP.